Prudential Value Fund
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


         								December 19, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                                    Re: Prudential Value Fund (the Fund)
                                     File No. 811-04864


Ladies and Gentlemen:

         Enclosed please find the following items: (1) the Annual Report on Form N-SAR for Prudential Value Fund for the fiscal year ended
October 31, 2002,(2) certifications of the Fund?s principal executive officer and principal financial officer and (3) such other information required to be included as an exhibit. The Form N-SAR was filed using the EDGAR system.



                                                       Very truly yours,



                                                      /s/ Maria G. Master
                                                          Maria G. Master
                                                                Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 19th day of December 2002.







Prudential Value Fund





Witness:/s/ Maria G. Master					By:/s/ Grace C. Torres
           Maria G. Master	  	      			     Grace C. Torres
           Secretary		      			     	     Treasurer





























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